2Q 2022 Preliminary Results Exhibit 99.2 Ally Financial Inc. 2Q 2022 Earnings Review July 19, 2022 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com 1

2Q 2022 Preliminary Results Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2021, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law. 2

2Q 2022 Preliminary Results

GAAP & Core Results: Quarterly

($ millions, except per share data)	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21
GAAP net income attributable to common shareholders (NIAC)	$ 454	$ 627	$ 624	$ 683	$ 900
Core net income attributable to common shareholders (1)(2)	$ 570	$ 687	$ 705	$ 782	$ 868
GAAP earnings per common share (EPS) *(basic or diluted as applicable, NIAC)*	$ 1.40	$ 1.86	$ 1.79	$ 1.89	$ 2.41
Adjusted EPS (1)(3)	$ 1.76	$ 2.03	$ 2.02	$ 2.16	$ 2.33
Return on GAAP common shareholders' equity	14.7%	18.0%	16.8%	18.1%	24.1%
Core ROTCE (1)(4)	23.2%	23.6%	22.1%	24.2%	26.7%
GAAP common shareholders' equity per share	$ 37.28	$ 39.99	$ 43.58	$ 42.81	$ 41.93
Adjusted tangible book value per share (Adjusted TBVPS) (1)(5)	$ 32.16	$ 35.04	$ 38.73	$ 39.72	$ 38.83
Efficiency ratio	54.8%	52.6%	49.6%	50.5%	51.6%
Adjusted efficiency ratio (1)(6)	43.9%	45.6%	44.4%	41.7%	44.5%
GAAP total net revenue	$ 2,076	$ 2,135	$ 2,199	$ 1,985	$ 2,085
Adjusted total net revenue (1)(7)	$ 2,222	$ 2,210	$ 2,197	$ 2,110	$ 2,145
Pre-provision net revenue (1)(8)	$ 938	$ 1,013	$ 1,109	$ 983	$ 1,010
Core pre-provision net revenue (1)(8)	$ 1,084	$ 1,088	$ 1,107	$ 1,108	$ 1,070
Effective tax rate	24.0%	22.6%	26.8%	21.5%	13.7%

(1) The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Adjusted earnings per share (Adjusted EPS), Core pre-tax income (loss), Core pre-provision net revenue (Core PPNR), Core net income (loss) attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Net financing revenue (excluding Core OID), Adjusted other revenue, Adjusted noninterest expense, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management, and we believe are useful to investors in assessing the company's operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document.

(2) Core net income attributable to common shareholders is a non-GAAP financial measure. See page 29 for definition and 34 for calculation methodology.

(3) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure. See page 34 for definition and calculation methodology.

(4) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure. See page 36 for definition and calculation methodology.

(5) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure. See page 35 for definition and calculation methodology.

(6) Adjusted efficiency ratio is a non-GAAP financial measure. See page 37 for definition and calculation methodology.

(7) Adjusted total net revenue is a non-GAAP financial measure. See page 39 for calculation methodology.

(8) Pre-provision net revenue (PPNR) and Core pre-provision net revenue (Core PPNR) are non-GAAP financial measures. See page 39 for definition and calculation methodology.

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2Q 2022 Preliminary Results Purpose-Driven Culture & Priorities ‘Do It Right’ Culture and Values customers Relentless focus on our dealers, consumers & commercial clients digitally employees Ongoing prioritization of our financially teammates and their well-being personally communities Driving meaningful and lasting change through our actions and the Ally Charitable Foundation driving long-term, enhanced value for ALL stakeholders 4

2Q 2022 Preliminary Results

2Q 2022 Highlights

Focused Execution		Leading, Growing Businesses	Durable Returns
$1.76	**23.2%**	**$2.2B**	**9.6%**
Adjusted EPS[1]	Core ROTCE[1]	Adjusted Total Net Revenue[1]	CET1 Capital Ratio

- Consistent execution across Ally's Auto, Insurance and Digital bank platforms, strengthening leading market position
- Strong 2Q originations driving increased provision expense from CECL reserves
- CCAR 2022: preliminary stress capital buffer of 250bps, ↓100bps | Strong capital and liquidity position

Auto & Insurance

- Consumer auto originations of $13.3B sourced from 3.3M applications | Highest quarterly origination volume since 2006
- 7.8% estimated retail auto originated yield,[2] up 75bps from prior quarter | 54bps of retail auto net-charge offs
- Insurance written premiums of $262M | $5.8B investment management portfolio

Ally Bank

- Deposits: $131.2B of retail deposits, ↓4% QoQ driven by elevated tax outflows; ↑1% YoY | 2.5M retail depositors, ↑6% YoY
- Ally Home®: $0.9B originations, ↓60% YoY, reflecting higher interest rate environment | $18.9B HFI balance, ↑39% YoY
- Ally Invest: $13.5B net customer assets, ↓18% YoY, driven by market trends | 518k active accounts, ↑5% YoY
- Ally Lending: $591M gross originations, ↑98% YoY | 382k active borrowers, ↑78% YoY | 3.2k active merchants, ↑26% YoY
- Ally Credit Card: $1.2B credit card loan balances, ↑93% YoY[3] | 908k active customers, ↑58% YoY[3]
- Corporate Finance: $8.5B HFI loan portfolio, ↑ 38% YoY | Deep expertise, disciplined risk management and steady returns

(1) Represents a non-GAAP financial measure. See pages 34, 36, and 39 for calculation methodology and details.
(2) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure. See page 31 for details.
(3) The YoY variances shown were calculated using information provided by Fair Square relating to periods prior to the closing of our acquisition of Fair Square on 12/1/21.
Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies, and securities and brokerage and investment advisory services.

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2Q 2022 Preliminary Results

Strong Value Proposition

Product growth and customer expansion through differentiated products and services

Proven Scale & Growing	Digital-First	Driving Deeper Value
>10.5 MILLION customers[1]	**99%** bank digital interactions[2] (deposits and invest)	**9 out of 10** new deposit customers engaging with core product features[3]
#1 largest all-digital bank[4] >2.5 million deposit customers	**95%** account openings completed digitally[5] (deposits, invest and credit card)	multi-product customers have **2X** more money with us
#1 prime auto lender[6] >22k dealer relationships	**100%** all-digital auto auction platform	smart savings tool customers **2X** more likely to open another ally product
4,000+ underwriting, servicing and operations associates in auto finance	**>70%** of consumer auto collections treated digitally	**~50%** less attrition for customers using smart savings tools

Constant evolution of seamless, integrated experiences

See page 32 for footnotes.

Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies, and securities and brokerage and investment advisory services.

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2Q 2022 Preliminary Results Consumer Snapshot Positioning for uncertain outlook; consumer trends normalizing from strong starting point Ally Savings Account Balance & Portfolio Mix by Average Monthly Ally Consumer Auto Applications Income Segment by Income Segment Change in avg. OSA balance (1Q’20 to 2Q’22) % change (2019 to 1H 2022) >$50K >$50K (83%) Total <$50K (17%) Total <$50K Retail Auto Originations & 30+ Day Delinquencies by Retail Auto Frequency of Default Ratio & Portfolio Income Decile Severity Retail Auto Avg. Income ~$105K Portfolio Net (2Q’22 originations) Severity % 1 2Q’19 DQs COVID-19 1 2Q’22 DQs deferral Annualized program Unit Loss active 2Q’22 Frequency of Originations Default Ratio (1) Ally serviced portfolio. Accruing contracts only. 7

2Q 2022 Preliminary Results Balance Sheet Foundation Common Equity Tier 1 (CET1) Allowance For Loan Losses ($ billions) ($ billions) CET1% 2Q’22 ~$4.0B excess above 7% (Reg. Min. + prelim SCB) CET1 > 4.5% Reg. Min. 4.5% Reg. Min. Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 31 for details. Funding Liquidity Composition ($ billions) (1) (1) Highly liquid securities include unencumbered UST, Agency debt , Agency MBS and highly liquid corporates. 8

2Q 2022 Preliminary Results 2Q 2022 Financial Results 2Q 22 Consolidated Income Statement 1Q 22 2Q 21 1Q 22 2Q 21 ($ millions, except per share data) (1) $ 1,774 $ 1,703 $ 1,556 $ 71 $ 218 Net financing revenue (ex. Core OID) (1) (10) (10) (9) (0) (1) Core OID Net financing revenue $ 1,764 $ 1 ,693 $ 1 ,547 $ 71 $ 217 (1) 448 508 588 (59) (140) Adjusted other revenue (2) (136) (66) (50) (71) (86) Repositioning & change in fair value of equity securities Other revenue 312 442 538 (130) (226) Net charge-offs 153 133 (6) 20 159 Provision build / (release) 151 34 (26) 117 177 Provision for credit losses 304 167 (32) 137 336 Noninterest expense 1,138 1,122 1,075 16 63 Pre-tax income $ 634 $ 846 $ 1,042 $ (212) $ (408) Income tax expense 152 191 143 (39) 9 Net income / (loss) from discontinued operations - - 1 - (1) Net income $ 482 $ 655 $ 900 $ (173) $ (418) Preferred stock dividends 28 28 - - 28 Net income attributable to common stockholders $ 454 $ 627 $ 900 $ (1 73) $ (4 46) GAAP EPS (diluted) $ 1.40 $ 1.86 $ 2.41 $ (0.45) $ (1.01) (1) 0 .02 0.02 0.02 0 .00 0.01 Core OID, net of tax Change in fair value of equity securities, net of tax 0.33 0 .15 (0.04) 0.18 0.37 (3) - - 0 .14 - (0.14) Repositioning, discontinued ops., and other, net of tax Significant discrete tax items - - (0.21) - 0.21 (4) $ 1.76 $ 2.03 $ 2.33 $ (0.27) $ (0.57) Adjusted EPS (1) Represents a non-GAAP financial measure. For calculation methodology see page 39. (2) See page 38 for details and calculation methodology. (3) Represents a non-GAAP financial measure. For calculation methodology see pages 34 and 38. (4) Represents a non-GAAP financial measure. For calculation methodology see page 34. 9

2Q 2022 Preliminary Results Balance Sheet & Net Interest Margin 2Q 22 1Q 22 2Q 21 Average Average Average Balance Yield Balance Yield Balance Yield ($ millions) Retail Auto Loan $ 7 9,695 6.82% $ 78,224 6.61% $ 7 4,662 6.70% Retail Auto Loan (ex. hedge impact) 6.85% 6.75% 6.92% Auto Lease (net of depreciation) 10,615 6.66% 10,878 6.96% 10,355 11.67% Commercial Auto 16,211 3.65% 16,404 3.32% 16,332 3.60% Corporate Finance 8,351 5.02% 8,045 4.76% 6,383 5.37% (1) 18,980 3.01% 18,228 2.94% 13,179 2.80% Mortgage (2) 1,346 11.94% 1,100 12.62% 537 14.44% Consumer Other - Ally Lending (3) 1,093 19.71% 981 18.75% - - Consumer Other - Ally Credit Card Cash and Cash Equivalents 3,761 0.61% 4,027 0.15% 16,564 0.10% (4) 35,050 2.35% 37,025 2.09% 36,784 1.63% Investment Securities & Other Earning Assets $ 175,103 5.11% $ 174,911 4.86% $ 1 74,796 4.69% (4) 136,663 5.93% 134,220 5.76% 121,770 6.24% Total Loans and Leases (5) $ 139,814 0.76% $ 141,557 0.61% $ 139,382 0.77% Deposits (6) 9,674 5.04% 9,976 5.12% 11,737 5.33% Unsecured Debt Secured Debt 1,154 6.61% 1,089 6.36% 2,618 4.44% (7) 11,966 1.75% 7,203 2.11% 5,044 2.81% Other Borrowings (6) $ 1 62,608 1.12% $ 159,826 0.99% $ 1 58,781 1.23% Funding Sources (6) 4.06% 3.95% 3.57% NIM (ex. Core OID) NIM (as reported) 4.04% 3.93% 3.55% (1) Mortgage includes held-for-investment (HFI) loans from the Mortgage Finance segment and the HFI legacy mortgage portfolio in run-off at the Corporate and Other segment. (2) Unsecured lending from point-of-sale financing. (3) Credit Card lending portfolio. (4) Includes Community Reinvestment Act and other held-for-sale (HFS) loans. (5) Includes retail, brokered, and other deposits (inclusive of sweep deposits, mortgage escrow and other deposits). (6) Represents a non-GAAP financial measure. Excludes Core OID and Core OID balance. See page 39 for calculation methodology. (7) Includes FHLB borrowings and Repurchase Agreements. 10

2Q 2022 Preliminary Results

Capital

- **2Q 2022 CET1 ratio of 9.6%**
  - Strong earnings supporting loan growth across portfolios
- **Consistent, strong shareholder distributions**
  - Executed $600 million of repurchases in 2Q (~$1.2B YTD)
  - Announced 3Q common dividend of $0.30 per share
- **CCAR results demonstrate strength and resilience of Ally's balance sheet, and ability to withstand severe macro economic stress**
  - Ally's CET1 FRB operating requirement of 7.0%, effective in October
  - Regulatory minimum CET1 of 4.5%; SCB of 2.5% (↓100bps)

Capital Ratios and Risk-Weighted Assets



2Q 19
12.7%
11.2%
9.5%
$146
2Q 21
14.8%
13.1%
11.3%
$139
3Q 21
14.6%
12.8%
11.2%
$140
4Q 21
13.5%
11.9%
10.3%
$146
1Q 22
13.1%
11.5%
10.0%
$149
2Q 22
12.7%
11.1%
9.6%
$152
Total Capital Ratio
Tier 1 Ratio
CET1 Ratio
Risk Weighted Assets ($B)

Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 31 for details.

Common Shares Outstanding

(# millions)



484
313
2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q
2016
2017
2018
2019
2020
2021
2022

Dividend Per Share



8¢
12¢
13¢
15¢
17¢
19¢
25¢
30¢
2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q
2016
2017
2018
2019
2020
2021
2022

Note: Repurchased common shares include shares withheld to cover income taxes owed by participants related to share-based incentive plans.

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2Q 2022 Preliminary Results Asset Quality: Key Metrics Consolidated Net Charge-Offs (NCOs) Net Charge-Off Activity ($ millions) 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 Retail Auto $ (5) $ 51 $ 94 $ 113 $ 108 Commercial Auto - - - (1) (1) Annualized NCO Rate Mortgage Finance 1 - - - (1) Corporate Finance (4) - 1 - 26 NCOs ($M) Ally Lending 4 5 9 15 13 (1) Ally Credit Card - - 2 8 11 ($6) (2) Corp/Other (2) (2) (3) (2) (3) Total $ (6) $ 54 $ 103 $ 133 $ 153 Note: Ratios exclude loans measured at fair value and loans held-for-sale. See page 31 for definition. (1) 4Q’21 Ally Credit Card NCOs represent December 2021 activity only (2) Corp/Other includes legacy Mortgage HFI portfolio. Retail Auto Delinquencies Retail Auto Net Charge-Offs (NCOs) Days Past Due (“DPD”) 2Q’22 ↑ 30+ DPD driven by seasonality and continued normalization 30+ DPD Delinquency Rate 60+ DPD Delinquency Rate Annualized NCO Rate NCOs ($M) 60+ Delinquent Contracts ($M) ($5) See page 31 for definition. Note: Includes accruing contracts only. 12

2Q 2022 Preliminary Results

Asset Quality: Coverage & Reserves

Consolidated Coverage

($ billions)



0.99%
$1.3
2.03%
$2.6
2.79%
$3.1
2.75%
$3.1
2.67%
$3.3
2.63%
$3.3
2.68%
$3.5
Reserve (%)
Reserve ($)
2Q 19
CECL Day 1
2Q 21
3Q 21
4Q 21
1Q 22
2Q 22

Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships.

Retail Auto Coverage

($ billions)



1.48%
$1.1
3.34%
$2.4
3.70%
$2.8
3.62%
$2.8
3.54%
$2.8
3.49%
$2.8
3.51%
$2.9
Reserve (%)
Reserve ($)
2Q 19
CECL Day 1
2Q 21
3Q 21
4Q 21
1Q 22
2Q 22

Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships.

Consolidated QoQ Reserve Walk

($ millions)

1Q'22 Reserve

$3,301

1. **Net Charge-off Activity**
   ($153) *2Q'22 NCOs*
   $153 *Replenished*

2. **Δ In Portfolio Size**
   $163
   Loan Growth

3. **All Other**
   ($14)
   Includes macroeconomic trends

2Q'22 Reserve

$3,450

Increases in 2Q reserves primarily driven by strong origination volume, positioning Ally for long-term, accretive returns

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2Q 2022 Preliminary Results

Ally Bank: Deposit & Customer Trends

- **Total deposits of 140.4 billion, up $1.3 billion YoY**
  - Retail deposits of $131.2 billion, down $4.8 billion QoQ; up $1.9 billion YoY
  - 2Q retail deposit balance decline driven by elevated tax outflows, reflective of industry-wide trends
    - Continue to expect full year 2022 retail deposit growth
- **2.5 million retail deposit customers, up 6% YoY**
  - Ally's 53rd consecutive quarter of growth
  - 69% of new 2Q customers were from millennial or younger generations

Total Deposits: Retail & Brokered

($ billions; EoP)


2.29%
$116
$17.7
96%
$99
2Q 19
$139
$9.9
96%
$129
0.69%
2Q 21
$139
$7.9
96%
$132
0.64%
3Q 21
$142
$6.9
96%
$135
0.61%
4Q 21
$142
$6.5
96%
$136
0.59%
1Q 22
$140
$9.2
96%
$131
0.71%
2Q 22
Brokered / Other
Customer Retention Rate
Retail Balances
Avg. Retail Portfolio Interest Rate

Note: Brokered / Other includes sweep deposits, mortgage escrow and other deposits. See page 31 for Customer Retention Rate definition. Numbers may not foot due to rounding.

Retail Deposit Customer Trends


Total Customers
2.5M
Net New Customers per Quarter
1.1M
43k
41k
28k
56k
49k
52k
41k
59k
41k
57k
72k
120k
100k
72k
30k
71k
94k
78k
39k
83k
60k
54k
28k
42k
28k
1Q 2Q 3Q 4Q
2016
1Q 2Q 3Q 4Q
2017
1Q 2Q 3Q 4Q
2018
1Q 2Q 3Q 4Q
2019
1Q 2Q 3Q 4Q
2020
1Q 2Q 3Q 4Q
2021
1Q 2Q
2022

Ally Bank: Multi-Product Relationship Customers

Deposit Customers with an Ally Invest or Ally Home relationship


2%
3%
5%
7%
9%
9%
1Q 2Q 3Q 4Q
2016
1Q 2Q 3Q 4Q
2017
1Q 2Q 3Q 4Q
2018
1Q 2Q 3Q 4Q
2019
1Q 2Q 3Q 4Q
2020
1Q 2Q 3Q 4Q
2021
1Q 2Q
2022

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2Q 2022 Preliminary Results

Ally Bank: Leading, Growing & Diversified

#1	2.5M	53	$131B	13+
Largest All-Digital, Direct U.S. Bank(1)	Ally Bank Deposit Customers	Consecutive Quarters of Customer Growth	Retail Deposit Balances	Consecutive Years of Retail Deposit Growth

- **Momentum in newly acquired consumer businesses with opportunity for meaningful growth in earning assets and risk adjusted returns**
  - Complementary, digitally-based products and services to provide seamless, integrated customer experiences
  - Differentiated value proposition drives increased engagement and retention, positioning Ally for growth
  - Leveraging strength of Ally brand, marketing and balance sheet to scale efficiently

Brokerage & Wealth: Ally Invest

Net Customer Assets ($ in billions) | Depositors drove ~70% of account growth in 2Q'22
Acquired: 2Q'16


20% CAGR
$4
$16
$16
$17
$17
$14
230
495
503
506
517
518
Net Funded Accounts (k)
2Q 16
2Q 21
3Q 21
4Q 21
1Q 22
2Q 22

Credit Card: Ally Credit Card

EoP Portfolio Balances ($ in billions) | ~63% Customer CAGR since 2017
Acquired: 4Q'21


+93%
$0.6
$0.8
$1.0
$1.0
$1.2
2Q 21
3Q 21
4Q 21
1Q 22
2Q 22

Point-of-Sale: Ally Lending

EoP Portfolio Balances ($ in billions) | 3.2k merchant relationships; 31% CAGR
Acquired: 4Q'19


119% CAGR
$0.2
$0.6
$0.8
$1.0
$1.2
$1.5
4Q 19
2Q 21
3Q 21
4Q 21
1Q 22
2Q 22

See page 32 for footnotes.

Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies, and securities and brokerage and investment advisory services.

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2Q 2022 Preliminary Results

Auto Finance

- **Auto pre-tax income of $600 million**
  - Pre-tax income, down $125 million QoQ, primarily driven by higher provision for credit losses from robust consumer origination volume
  - Ending earning assets of $108.8 billion, increased $7.1 billion YoY, largely driven by retail auto loan growth
- **Strong pricing and credit trends reflect dealer engagement, deep expertise in underwriting and servicing**
- **Used vehicle values stayed elevated, driven by continued strength in consumer demand and low vehicle supply**
  - Elevated prepayment activity remains a headwind to portfolio yield
  - Lease buyout trends continue to limit remarketing gains

		Inc / (Dec) v.	
Key Financials ***($ millions)***	2Q 22	1Q 22	2Q 21
Net financing revenue	$ 1,301	$ 6	$ (32)
Total other revenue	72	4	11
Total net revenue	1,373	10	(21)
Provision for credit losses	228	124	251
Noninterest expense[1]	545	11	45
Pre-tax income	$ 600	$ (125)	$ (317)
U.S. auto earning assets *(EOP)*	$ 108,816	$ 1,529	$ 7,055
Key Statistics			
Remarketing gains *($ millions)*	$ 50	$ (0)	$ (78)
Average gain per vehicle	$ 1,671	$ 31	$ (2,013)
Off-lease vehicles terminated *(# units)*	29,665	(823)	(5,103)
Application Volume *(# thousands)*	3,296	128	(232)

Retail Auto Yield Trends



7.59%
7.15%
7.10%
6.97%
7.07%
7.82%
Estimated Originated Yield(2)
6.57%
6.92%
6.84%
6.81%
6.75%
6.85%
Portfolio Yield (ex. Hedge)
2Q 19
2Q 21
3Q 21
4Q 21
1Q 22
2Q 22

NCO Rate					
0.95%	(0.03%)	0.27%	0.48%	0.58%	0.54%

Lease Portfolio Trends



31%
54%
74%
79%
85%
86%
Lessee & Dealer Buyout %
$23
$128
$86
$65
$50
$50
↑ ~60% vs. 2Q'19
Manheim Used Vehicle Value Index
Remarketing Gains ($ millions)
2Q 19
2Q 21
3Q 21
4Q 21
1Q 22
2Q 22

Avg. Gain / Unit					
$776	$3,684	$2,495	$2,339	$1,640	$1,671

See page 32 for additional footnotes.

(2) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure. See page 31 for details.

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2Q 2022 Preliminary Results

Used Vehicle Value Dynamics

Limited supply and strong demand has driven used vehicle values +~60% vs. 2019 with offsetting impacts across Ally P&L

Used Vehicle Value Impact (Used vehicle values ↑~60 % 2Q'22 avg. vs. 2Q'19 avg.)

+ / -	Item	Driver	2Q Pre-tax Impact H / (L) vs. 2019
+	Retail NCOs	Favorable charge-off severity driven by ↑ auction proceeds	~$50M
	Net Lease Revenue	Strong auction proceeds and ↓ depreciation, net of ↑ lessee buyouts	~$45M
	Commercial Floorplan	Low new vehicle inventories driving ↓~$10B earning assets	~$45M
-	Retail Portfolio Yield	Prepayment impacts of increased used demand + positive vehicle equity	~$50M

As market conditions gradually normalize, driven by improvement in supply chains and new vehicle supply, natural hedges expected to limit overall profitability impact

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2Q 2022 Preliminary Results Auto Finance: Agile Market Leader # # # # Leading 1 1 1 1 Prime Auto Bank Floorplan Bank Retail Auto Dealer Satisfaction Insurance Provider (1) (2) (3) (4) Lender Lender Loan Outstandings J.D. Power Award (F&I, P&C Products) Dealer Relationships & Consumer Applications Auto Balance Sheet Trends ($ billions) ($ billions; EoP) Active U.S. Dealer (5) Relationships Lease Retail U.S. Consumer Applications 6.5M Commercial YTD Auto Consumer Originations Consumer Origination Mix ($ billions; % of $ originations) (% of $ originations) Retail Weighted Avg. Lease FICO New Growth Used Stellantis Nonprime % of GM Total Retail See page 32 for footnotes. 18

2Q 2022 Preliminary Results

Insurance

- **Insurance pre-tax loss of $122 million and core pre-tax income of $14 million**
  - $285 million of earned premiums represents highest 2Q since IPO
  - Higher YoY losses driven by weather, as 2Q'21 represented the lowest 2Q weather losses since IPO
  - Investment income of $29 million, lower YoY and QoQ, driven by elevated investment gains in prior periods
- **Written premiums of $262 million in 2Q 2022, down 13% YoY, reflecting lower unit sales and inventory levels**

			Inc / (Dec) v.	
Key Financials *($ millions)*		**2Q 22**	**1Q 22**	**2Q 21**
Premiums, service revenue earned and other	$	285	1	$ 2
VSC Losses		38	5	5
Weather Losses		26	24	11
Other Losses		25	2	(1)
Losses and loss adjustment expenses		89	31	15
Acquisition and underwriting expenses[2]		211	(5)	13
Total underwriting income		(15)	(25)	(26)
Investment income and other (adjusted)[1]		29	(34)	(27)
Core pre-tax income[1]	$	14	$ (59)	$ (53)
Change in fair value of equity securities[3]		(136)	(76)	(156)
Pre-tax income loss	$	(122)	$ (135)	$ (209)
Total assets (EOP)	$	8,819	$ (401)	$ (575)

Key Statistics - Insurance Ratios	**2Q 22**	**1Q 22**	**2Q 21**
Loss ratio	31.2%	20.5%	26.3%
Underwriting expense ratio	74.8%	76.0%	70.4%
Combined ratio	106.0%	96.5%	96.7%

Insurance Losses

($ millions)


$127
$25
$69
$33
$74
$26
$15
$33
$69
$25
$11
$33
$55
$20
$3
$32
$58
$23
$2
$33
$89
$25
$26
$38
Other Losses
Weather Losses
VSC Losses
2Q 19
2Q 21
3Q 21
4Q 21
1Q 22
2Q 22

Insurance Written Premiums

($ millions)


$314
$44
$270
$301
$27
$274
$295
$53
$242
$268
$53
$215
$265
$65
$200
$262
$25
$237
P&C Premium
F&I Premium
2Q 19
2Q 21
3Q 21
4Q 21
1Q 22
2Q 22

(1) Represents a non-GAAP financial measure. See page 38 for calculation methodology and details. For additional footnotes see page 33.

Note: F&I: Finance and insurance products and other. P&C: Property and casualty insurance products.

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2Q 2022 Preliminary Results

Corporate Finance

- **Corporate Finance pre-tax income of $60 million**
  - Provision increase YoY driven by higher specific reserves and a recovery in the prior year
  - Other revenue down YoY driven by equity investment gains that did not repeat and lower syndication fee income
- **Held-for-investment loans of $8.5B, up 38% YoY**
  - YoY increase driven by strong origination volume while maintaining credit discipline
- **High quality, 100% floating-rate lending portfolio**
  - Comprised of 57% asset-based loans with 99.9% in first lien position

Key Financials ($ millions)	2Q 22	Inc / (Dec) v. 1Q 22	Inc / (Dec) v. 2Q 21
Net financing revenue	$ 77	$ (6)	$ -
Adjusted total other revenue [1]	19	(10)	(15)
Adjusted total net revenue [1]	96	(16)	(15)
Provision for credit losses	8	2	21
Noninterest expense[2]	28	(9)	-
Core pre-tax income [1]	$ 60	$ (9)	$ (36)
Change in fair value of equity securities [3]	0	5	1
Pre-tax income	$ 60	$ (4)	$ (35)
Total assets (EOP)	$ 8,890	$ 804	$ 2,644

Diversified Loan Portfolio

(as of 6/30/22)



All Other
9% Chemicals & Metals
2% Wholesale
1% Construction
1% Paper & Publishing
13%
Manufacturing
9% Auto & Transportation
6% Machinery Equipment
1% Other Manufacturing
18%
69%
Services
36% Financial Services
17% Health Services
15% Other Services
1% Food & Beverage
2% Retail Trade

HFI Loans and Unfunded Commitments

($ billions; EoP)



$7.0
$2.1
$4.8
$10.5
$4.3
$6.2
$11.2
$4.5
$6.6
$12.5
$4.6
$7.8
$13.1
$5.0
$8.0
$13.9
$5.3
$8.5
Unfunded Commitments
HFI Loans
2Q 19
2Q 21
3Q 21
4Q 21
1Q 22
2Q 22

Note: Balances exclude HFS loans and include signed commitment letters. HFI loans shown net of deferred fees

(1) *Represents a non-GAAP financial measure. See page 38 for calculation methodology and details.*

For additional footnotes see page 33.

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2Q 2022 Preliminary Results Mortgage Finance Inc / (Dec) v. • Mortgage pre-tax income of $6 million Key Financials ($ millions) 2Q 22 1Q 22 2Q 21 – Net financing revenue, up $33 million YoY, reflecting growth in Net financing revenue $ 56 $ 3 $ 33 asset balances and decelerating prepayment activity Total other revenue 4 (10) (18) – Other revenue, down YoY and QoQ, driven by decreased gain Total net revenue $ 60 $ (7) $ 15 on sale margins and lower HFS units Provision for credit losses - - - (1) Noninterest expense 54 (2) 9 • Direct-to-Consumer (DTC) originations of $0.9 billion in Pre-tax income 2Q 2022, down 60% YoY, driven by market conditions $ 6 $ (5) $ 6 Total assets (EOP) $ 19,126 $ 530 $ 5,261 – Refinance activity down 80% QoQ and 87% YoY – 43% of 2Q originations from existing depositors Mortgage Finance HFI Portfolio 2Q 22 1Q 22 2Q 21 Net Carry Value ($ billions) $ 18.9 $ 18.4 $ 13.6 • Partnership model limits operational volatility from (2) 53.7% 55.7% 58.8% Wtd. Avg. LTV/CLTV changes in industry volume Refreshed FICO 779 776 776 Mortgage: Held-for-Investment Assets Mortgage: Direct-to-Consumer Originations ($ billions) ($ billions) DTC DTC HFS Bulk DTC HFI Bulk $0.0 $1.7 $1.2 $0.7 $0.8 $0.8 See page 33 for footnotes. 21

2Q 2022 Preliminary Results Strategic Priorities ‘Do It Right’ Purpose-Driven Culture Optimizing leading Auto, Insurance & Ally Bank products & platforms Engaging customers with newer products across scalable platforms Differentiating through deep expertise & digital-first capabilities Driving disciplined risk management & accretive capital deployment Delivering sustainable, enhanced results and value for ALL stakeholders 22

2Q 2022 Preliminary Results Supplemental 23

2Q 2022 Preliminary Results Supplemental Results by Segment Core pre-tax income Walk Inc / (Dec) v. ($ millions) Segment Detail 2Q 22 1Q 22 2Q 21 1Q 22 2Q 21 Automotive Finance $ 600 $ 725 $ 917 $ (1 25) $ (3 17) Insurance (1 22) 13 87 (135) (209) Dealer Financial Services $ 478 $ 738 $ 1 ,004 $ (260) $ (5 26) Corporate Finance 60 64 95 (4) (35) Mortgage Finance 6 11 - (5) 6 Corporate and Other 90 33 (5 7) 57 147 $ (2 12) $ (4 08) Pre-tax income from continuing operations $ 634 $ 846 $ 1 ,042 (1) Core OID 10 10 9 0 1 (2) Change in fair value of equity securities 136 66 (1 9) 71 156 (3) Repositioning and other - - 70 - (70) (1) $ (141) $ (321) $ 780 $ 921 $ 1 ,102 Core pre-tax income (1) Represents a non-GAAP financial measure. See pages 38 and 39 for calculation methodology and details. See page 33 for additional footnotes. 24

Supplemental
2Q 2022 Preliminary Results

Funding Profile Details

Funding Mix


10%
14%
11%
64%
7%
13%
9%
71%
7%
9%
4%
80%
6%
4%
1%
89%
6%
8%
1%
85%
Unsecured
FHLB / Other
Secured
Deposits
2Q 18
2Q 19
2Q 20
2Q 21
2Q 22

Note: Totals may not foot due to rounding.

Deposit Mix


7%
28%
65%
6%
27%
67%
4%
26%
70%
4%
24%
72%
6%
23%
71%
Brokered / Other
Retail CD
MMA/OSA/ Checking
2Q 21
3Q 21
4Q 21
1Q 22
2Q 22

Note: Other includes sweep deposits, mortgage escrow and other deposits. Totals may not foot due to rounding.

Unsecured Long-Term Debt Maturities[1]

($ billions)

Maturity Date	Weighted Avg. Coupon	Principal Amount Outstanding[2]
2023	2.09%	$ 2.00
2024	4.48%	$ 1.45
2025+[3]	6.01%	$ 6.29

(1) Excludes retail notes and perpetual preferred equity; as of 6/30/2022.
(2) Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs.
(3) Weighted average coupon based on notional value and corresponding coupon for all unsecured bonds as of January 1st of the respective year. Does not reflect weighted average interest expense for the respective year.

Wholesale Funding Issuance

($ billions)


Term Unsecured
Term ABS
$13.3
$7.9
$5.4
$5.8
$4.9
$0.9
$6.5
$6.5
$7.3
$7.3
$4.2
$3.5
$0.8
$2.8
$2.8
$0.8
$0.8
$1.7
$1.0
$0.8
2015
2016
2017
2018
2019
2020
2021
2022

Note: Term ABS shown includes funding amounts (notes sold) at new issue and does not include private offerings sold later. Excludes $2.35 billion of preferred equity issued in 2021. Totals may not foot due to rounding.

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Supplemental
2Q 2022 Preliminary Results

Corporate and Other

- **Pre-tax income of $90 million, Core pre-tax income of $101 million includes:**
  - Higher YoY net financing revenue driven by increased yield on securities portfolio and reduced cash balances
- **Total assets down YoY primarily driven by normalized cash balances**

($ millions)		Inc / (Dec) v.	
Key Financials	2Q 22	1Q 22	2Q 21
Net financing revenue	$ 310	$ 65	$ 211
Total other revenue	59	(7)	(19)
Total net revenue	$ 369	$ 58	$ 192
Provision for credit losses	68	11	64
Noninterest expense	211	(10)	(19)
Pre-tax income	$ 90	$ 57	$ 147
Core OID (1)	10	0	1
Repositioning and other (2)	-	-	(70)
Change in fair value of equity securities (3)	0	(0)	1
Core pre-tax income (1)	$ 101	$ 57	$ 79
Cash & securities	$ 32,324	$ (1,343)	$ (11,880)
Held-for-investment loans, net (4)	2,446	298	1,146
Intercompany loan (5)	(411)	161	286
Other (5)	7,331	(67)	1,335
Total assets	$ 41,690	$ (951)	$ (9,113)

Ally Financial Rating Details

	Ally Financial Ratings / Upgrades			
	LT Debt	ST Debt	Outlook	Date
Fitch	BBB-	F3	Stable	3/24/2022
Moody's	Baa3	P-3	Stable	8/27/2021
S&P	BBB-	A-3	Stable	3/25/2021
DBRS	BBB	R-2H	Stable	2/18/2022

Note: Ratings & Outlook as of 6/30/2022. Our borrowing costs & access to the capital markets could be negatively impacted if our credit ratings are downgraded or otherwise fail to meet investor expectations or demands.

Ally Invest	2Q 22	1Q 22	2Q 21
Net Funded Accounts *(k)*	518.2	517.3	494.6
Average Customer Trades Per Day *(k)*	33.7	40.2	48.5
Total Customer Cash Balances	$ 2,027	$ 2,268	$ 2,166
Total Net Customer Assets	$ 13,508	$ 16,733	$ 16,444

Ally Lending	2Q 22	1Q 22	2Q 21
Gross Originations	$ 591	$ 442	$ 299
Held-for-investment Loans *(EOP)*	$ 1,523	$ 1,209	$ 640
Portfolio yield	11.9%	12.6%	14.4%
NCO %	4.0%	5.4%	3.3%

Ally Credit Card	2Q 22	1Q 22	2Q 21
Gross Receivable Growth *(EOP)*	$ 189	$ 83	$ 99
Outstanding Balance *(EOP)*	$ 1,225	$ 1,036	$ 634
NCO %	3.8%	3.2%	6.0%
Active Cardholders *(k)*	908.4	843.8	573.4

Note: Ally Credit Card metrics are not reflected in Ally's 2Q'21 consolidated results

(1) Represents a non-GAAP financial measure. See pages 38 and 39 for calculation methodology and details. See page 33 for additional footnotes.

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2Q 2022 Preliminary Results Supplemental Interest Rate Risk Sensitivities (1) Net Financing Revenue Sensitivity Analysis ($ millions) 2Q 22 1Q 22 (2) (2) Change in interest rates Gradual Instantaneous Gradual Instantaneous -25 bps $ (5) $ 26 $ 8 $ 38 +100 bps $ 26 $ (79) $ (17) $ (135) Stable rate environment n/m $ 751 n/m $ 613 (1) Net financing revenue impacts reflect a rolling 12-month view. See page 31 for additional details. (2) Gradual changes in interest rates are recognized over 12 months. 27

2Q 2022 Preliminary Results Supplemental Deferred Tax Asset (1) Deferred Tax Asset 2Q 22 1Q 22 Gross DTA Valuation Net DTA Net DTA Balance Allowance Balance Balance Net Operating Loss (Federal) $ 516 $ - $ 516 $ 660 Tax Credit Carryforwards 1,123 (729) 394 350 State/Local Tax Carryforwards 288 (137) 151 124 Other Deferred Tax Assets / (Liabilities) (179) - (179) (525) Net Deferred Tax Asset $ 1,748 $ (866) $ 882 $ 609 (1) GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods; therefore, these balances are estimates. Deferred Tax Asset / (Liability) Balances ($ millions) Net GAAP DTA Balance Disallowed DTA $871 $882 $839 $609 $244 $75 $48 $6 $2 $5 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 Note: Changes to DTA in 2021 driven primarily by changes in tax depreciation election. Increase to DTA in 2022 primarily due to unrealized losses on investment securities, partially offset by pre-tax book income. 28

2Q 2022 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to, and not a substitute for, GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core pre-tax income, Pre-provision net revenue (PPNR) and Core pre-provision net revenue (Core PPNR), Core net income attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Adjusted other revenue, Adjusted noninterest expense, Core original issue discount (Core OID) amortization expense and Core outstanding original issue discount balance (Core OID balance), Net financing revenue (excluding Core OID), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. For calculation methodology, refer to the Reconciliation to GAAP later in this document. 1) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 38 for calculation methodology and details. 2) Core pre-provision net revenue (Core PPNR) is a non-GAAP financial measure calculated by adjusting Core pre-tax income to add back provision for credit losses. Management believes that Core PPNR is a helpful financial metric because it enables the reader to assess the core business' ability to generate earnings to cover credit losses and as it is utilized by Federal Reserve's approach to modeling within the Supervisory Stress Test Framework that generally follows U.S. generally accepted accounting principles (GAAP) and includes a calculation of PPNR as a component of projected pre-tax net income. See page 39 for calculation methodology and details. 3) Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. See page 34 calculation methodology and details. 4) Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See page 36 for more details. 5) Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. See page 39 calculation methodology and details. 29

2Q 2022 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures 6) Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. See page 39 for calculation methodology and details. 7) Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. 30

2Q 2022 Preliminary Results Supplemental Notes on Other Financial Measures 1) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitatively reconciled to comparable GAAP information. 2) Interest rate risk modeling – We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see our SEC filings for more details. 3) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale. 4) U.S. consumer auto originations ▪ New Retail – standard and subvented rate new vehicle loans ▪ Lease – new vehicle lease originations ▪ Used – used vehicle loans ▪ Growth – total originations from non-GM/Stellantis dealers and direct-to-consumer loans. Note: Stellantis N.V. (“Stellantis”) announced January 17, 2021, following completion of the merger of Peugeot S.A. (“Groupe PSA”) and Fiat Chrysler Automobiles N.V. (“FCA”) on January 16, 2021, the combined company was renamed Stellantis. ▪ Nonprime – originations with a FICO® score of less than 620 5) Customer retention rate is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment. 6) Estimated impact of CECL on regulatory capital per final rule issued by U.S. banking agencies - In December 2018, the FRB and other U.S. banking agencies approved a final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, the option to phase in the day-one impact of CECL over a three-year period. In March 2020, the FRB and other U.S. banking agencies issued an interim final rule that became effective on March 31, 2020 and provided an alternative option for banks to temporarily delay the impacts of CECL, relative to the incurred loss methodology for estimating the allowance for loan losses, on regulatory capital. A final rule that was largely unchanged from the March 2020 interim final rule was issued by the FRB and other U.S. banking agencies in August 2020, and became effective in September 2020. For regulatory capital purposes, these rules permitted us to delay recognizing the estimated impact of CECL on regulatory capital until after a two-year deferral period, which for us extended through December 31, 2021. Beginning on January 1, 2022, we are required to phase in 25% of the previously deferred estimated capital impact of CECL, with an additional 25% to be phased in at the beginning of each subsequent year until fully phased in by the first quarter of 2025. Under these rules, firms that adopt CECL and elect the five-year transition will calculate the estimated impact of CECL on regulatory capital as the day-one impact of adoption plus 25% of the subsequent change in allowance during the two-year deferral period, which according to the final rule approximates the impact of CECL relative to an incurred loss model. We adopted this transition option during the first quarter of 2020, and beginning January 1, 2022 are phasing in the regulatory capital impacts of CECL based on this five-year transition period. 7) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate Other segments. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. 31

2Q 2022 Preliminary Results Supplemental Additional Notes Page – 6 | Strong Value Proposition (1) Customers include on-balance sheet Auto, U.S. and Canadian Insurance, active Depositors, on-balance sheet Ally Home DTC Mortgage, Ally Lending, Ally Invest, and Ally Credit Card. (2) Bank digital interactions represent the percentage of Deposit and Ally Invest online and mobile logins divided by online and mobile logins and phone calls over the last 12 months. (3) Engaged bank customers are Deposit customers, acquired in the last six months, defined by several factors including multiple account ownership, and based on the frequency, intensity, or depth of interaction between customers and a product, feature, or service (e.g., smart savings tools and direct deposit). (4) Source: FDIC, FFIEC Call Reports and Company filings of branchless banks including Marcus, Discover, American Express, Synchrony. (5) New account openings completed digitally represents percentage of Deposit, Ally Invest and Credit Card applications submitted digitally versus non-digitally (i.e., through Contact Center) over the last 12 months. (6) ‘Prime Auto Lender’ - Source: PIN Navigator Data & Analytics, a business division of J.D. Power. The credit scores provided within these reports have been provided by FICO® Risk Score, Auto 08 FICO® is a registered trademark of Fair Isaac Corporation in the United States and other countries. Ally management defines retail auto market segmentation (unit based) for consumer automotive loans primarily as those loans with a FICO® Score (or an equivalent score) at origination by the following: • Super-prime 720+, Prime 620 – 719, Nonprime less than 620 Page – 15 | Ally Bank: Leading, Growing & Diversified (1) Source: FDIC, FFIEC Call Reports and Company filings of branchless banks including Marcus, Discover, American Express, Synchrony. Page – 16 | Auto Finance (1) Noninterest expense includes corporate allocations of $245 million in 2Q 2022, $248 million in 1Q 2022, and $218 million in 2Q 2021. Page – 18 | Auto Finance: Agile Market Leader (1) ‘Prime Auto Lender’ - Source: PIN Navigator Data & Analytics, a business division of J.D. Power. The credit scores provided within these reports have been provided by FICO® Risk Score, Auto 08 FICO® is a registered trademark of Fair Isaac Corporation in the United States and other countries. Ally management defines retail auto market segmentation (unit based) for consumer automotive loans primarily as those loans with a FICO® Score (or an equivalent score) at origination by the following: • Super-prime 720+, Prime 620 – 719, Nonprime less than 620 (2) ‘Bank Floorplan Lender’ - Source: Company filings, including WFC and HBAN. (3) ‘Retail Auto Loan Outstandings’ - Source: Big Wheels Auto Finance Data 2021. (4) ‘#1 Dealer Satisfaction among Non-Captive Lenders with Sub-Prime Credit’ - Source: J.D. Power. (5) ‘Active U.S. Dealers’ defined as all dealers who utilize one or more of Ally’s products including consumer & commercial lending, SmartAuction or Commercial Services Group and excludes RV Commercial & Consumer lines of business exited in 2Q 2018. 32

2Q 2022 Preliminary Results Supplemental Additional Notes Page – 19 | Insurance (2) Acquisition and underwriting expenses includes corporate allocations of $22 million in 2Q 2022, $23 million in 1Q 2022, and $20 million in 2Q 2021. (3) Change in fair value of equity securities impacts the Insurance segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Page – 20 | Corporate Finance (2) Noninterest expense includes corporate allocations of $11 million in 2Q 2022, $13 million in 1Q 2022, and $9 million in 2Q 2021. (3) Change in fair value of equity securities impacts the Corporate Finance segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Page – 21 | Mortgage Finance (1) Noninterest expense includes corporate allocations of $30 million in 2Q 2022, $27 million in 1Q 2022, and $21 million in 2Q 2021. (2) 1st lien only. Updated home values derived using a combination of appraisals, Broker price opinion (BPOs), Automated Valuation Models (AVMs) and Metropolitan Statistical Area (MSA) level house price indices. Page – 24 | Results by Segment (2) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corp/Other segments. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. (3) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Page – 26 | Corporate and Other (2) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. (3) Change in fair value of equity securities impacts the Corporate and Other segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. (4) HFI legacy mortgage portfolio and HFI Ally Lending portfolio. (5) Intercompany loan related to activity between Insurance and Corporate for liquidity purposes from the wind down of the Demand Notes program. Includes loans held- for-sale. 33

2Q 2022 Preliminary Results Supplemental GAAP to Core Results: Adjusted EPS Adjusted Earnings per Share ( Adjusted EPS ) QUARTERLY TREND 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 Numerator ($ millions) GAAP net income attributable to common shareholders $ 454 $ 627 $ 624 $ 683 $ 900 $ 796 $ 687 $ 476 $ 241 $ (319) $ 378 $ 381 $ 582 Discontinued operations, net of tax - - 6 - (1) - - - 1 - 3 - 2 Core OID 10 10 9 9 9 10 9 9 9 8 8 7 7 Repositioning Items - - 107 52 70 - - - 50 - - - - Change in fair value of equity securities 136 66 (21) 65 (19) (17) (111) (13) (90) 185 (29) 11 (2) Tax on Core OID, Repo & change in fair value of equity securities (assumes 21% tax rate) (31) (16) (20) (26) (13) 1 21 1 17 (41) 4 (4) (1) Significant discrete tax items - - - - (78) - - - - - - - (201) Core net income / (loss) attributable to common shareholders [a] $ 570 $ 687 $ 705 $ 782 $ 868 $ 790 $ 606 $ 473 $ 228 $ (166) $ 364 $ 396 $ 387 Denominator Weighted-average common shares outstanding - (Diluted, thousands) [b] 3 24,027 337,812 348,666 361,855 373,029 377,529 3 78,424 377,011 375,762 3 75,723 383,391 3 92,604 399,916 Metric GAAP EPS $ 1.40 $ 1.86 $ 1.79 $ 1.89 $ 2.41 $ 2.11 $ 1.82 $ 1.26 $ 0.64 $ (0.85) $ 0.99 $ 0.97 $ 1.46 Discontinued operations, net of tax - - 0.02 - (0.00) - - - 0.00 - 0.01 - 0.01 Core OID 0.03 0.03 0.03 0.03 0.02 0.03 0.02 0.02 0.02 0.02 0.02 0.02 0.02 Change in fair value of equity securities 0.42 0.19 (0.06) 0.18 (0.05) (0.04) (0.29) (0.04) (0.24) 0.49 (0.08) 0.03 (0.01) Repositioning Items - - 0.31 0.14 0.19 - - - 0.13 - - - - Tax on Core OID, Repo & change in fair value of equity securities (assumes 21% tax rate) (0.09) (0.05) (0.06) (0.07) (0.03) 0.00 0.06 0.00 0.05 (0.11) 0.01 (0.01) (0.00) Significant discrete tax items - - - - (0.21) - - - - - - - (0.50) Adjusted EPS [a] / [b] $ 1.76 $ 2.03 $ 2.02 $ 2.16 $ 2.33 $ 2.09 $ 1.60 $ 1.25 $ 0.61 $ (0.44) $ 0.95 $ 1.01 $ 0.97 (1) Due to antidilutive effect of the net loss from pre-tax loss from continuing operations attributable to common shareholders for the first quarter 2020, basic weighted average common shares outstanding were used to calculate diluted earnings per share. Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) excludes equity fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure, as applicable for respective periods. 34

2Q 2022 Preliminary Results Supplemental GAAP to Core Results: Adjusted TBVPS Adjusted Tangible Book Value per Share ( Adjusted TBVPS ) QUARTERLY TREND 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 Numerator ($ billions) GAAP shareholder's equity $ 14.0 $ 15.4 $ 17.1 $ 17.3 $ 17.5 $ 14.6 $ 14.7 $ 14.1 $ 13.8 $ 13.5 $ 14.4 $ 14.5 $ 14.3 less: Preferred equity (2.3) (2.3) (2.3) (2.3) (2.3) - - - - - - - - GAAP common shareholder's equity $ 11.7 $ 13.1 $ 14.7 $ 15.0 $ 15.2 $ 14.6 $ 14.7 $ 14.1 $ 13.8 $ 13.5 $ 14.4 $ 14.5 $ 14.3 Goodwill and identifiable intangibles, net of DTLs (0.9) (0.9) (0.9) (0.4) (0.4) (0.4) (0.4) (0.4) (0.4) (0.4) (0.5) (0.3) (0.3) Tangible common equity 10.7 12.2 13.8 14.6 14.8 14.2 14.3 13.7 13.4 13.1 14.0 14.2 14.0 Tax-effected Core OID balance (assumes 21% tax rate) (0.7) (0.7) (0.7) (0.7) (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) (0.9) Adjusted tangible book value [a] $ 10.1 $ 11.5 $ 13.1 $ 13.9 $ 14.1 $ 13.4 $ 13.5 $ 12.9 $ 12.6 $ 12.2 $ 13.1 $ 13.3 $ 13.2 Denominator Issued shares outstanding (period-end, thousands) [b] 3 12,781 3 27,306 3 37,941 3 49,599 362,639 371,805 374,674 373,857 373,837 373,155 374,332 383,523 3 92,775 Metric GAAP common shareholder's equity per share $ 37.3 $ 40.0 $ 43.6 $ 42.8 $ 41.9 $ 39.3 $ 39.2 $ 37.8 $ 37.0 $ 36.2 $ 38.5 $ 37.7 $ 36.4 Goodwill and identifiable intangibles, net of DTLs per share (2.9) (2.8) (2.8) (1.1) (1.0) (1.0) (1.0) (1.0) (1.0) (1.2) (1.2) (0.7) (0.7) Tangible common equity per share 34.3 37.1 40.8 41.8 40.9 38.3 38.2 36.7 35.9 35.0 37.3 37.0 35.7 Tax-effected Core OID balance (assumes 21% tax rate) per share (2.2) (2.1) (2.1) (2.0) (2.1) (2.2) (2.2) (2.2) (2.2) (2.2) (2.2) (2.2) (2.2) Adjusted tangible book value per share [a] / [b] $ 32.2 $ 35.0 $ 38.7 $ 39.7 $ 38.8 $ 36.2 $ 36.1 $ 34.6 $ 33.7 $ 32.8 $ 35.1 $ 34.7 $ 33.6 Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered, and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure, as applicable for respective periods. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. Calculated Impact to Adjusted TBVPS from CECL Day-1 1Q 20 Numerator ($ billions) Adjusted tangible book value $ 12.2 CECL Day-1 impact to retained earnings, net of tax 1.0 Adjusted tangible book value less CECL Day-1 impact [a] $ 13.3 Denominator Issued shares outstanding (period-end, thousands) [b] 373,155 Metric Adjusted TBVPS $ 32.8 CECL Day-1 impact to retained earnings, net of tax per share 2.7 Adjusted tangible book value, less CECL Day-1 impact per share [a] / [b] $ 35.5 Ally adopted CECL on January 1, 2020. Upon implementation of CECL Ally recognized a reduction to our opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by our consumer automotive loan portfolio. 35

Supplemental

2Q 2022 Preliminary Results

GAAP to Core Results: Core ROTCE

Core Return on Tangible Common Equity ("Core ROTCE")		QUARTERLY TREND												
		2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20	1Q 20	4Q 19	3Q 19	2Q 19
Numerator ($ millions)														
GAAP net income attributable to common shareholders		$ 454	$ 627	$ 624	$ 683	$ 900	$ 796	$ 687	$ 476	$ 241	$ (319)	$ 378	$ 381	$ 582
Discontinued operations, net of tax		-	-	6	-	(1)	-	-	-	1	-	3	-	2
Core OID		10	10	9	9	9	10	9	9	9	8	8	7	7
Repositioning items		-	-	107	52	70	-	-	-	50	-	-	-	-
Change in fair value of equity securities		136	66	(21)	65	(19)	(17)	(111)	(13)	(90)	185	(29)	11	(2)
Tax on Core OID, Repo & change in fair value of equity securities *(assumes 21% tax rate)*		(31)	(16)	(20)	(26)	(13)	1	21	1	17	(41)	4	(4)	(1)
Significant discrete tax items & other		-	-	-	-	(78)	-	-	-	-	-	-	-	(201)
Core net income / (loss) attributable to common shareholders	[a]	$ 570	$ 687	$ 705	$ 782	$ 868	$ 790	$ 606	$ 473	$ 228	$ (166)	$ 364	$ 396	$ 387
Denominator (Average, $ billions)														
GAAP shareholder's equity		$ 14.7	$ 16.2	$ 17.2	$ 17.4	$ 16.1	$ 14.7	$ 14.4	$ 14.0	$ 13.7	$ 14.0	$ 14.4	$ 14.4	$ 14.0
less: Preferred equity		(2.3)	(2.3)	(2.3)	(2.3)	(1.2)	-	-	-	-	-	-	-	-
GAAP common shareholder's equity		$ 12.4	$ 13.9	$ 14.8	$ 15.1	$ 14.9	$ 14.7	$ 14.4	$ 14.0	$ 13.7	$ 14.0	$ 14.4	$ 14.4	$ 14.0
Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		(0.9)	(0.9)	(0.7)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.3)	(0.3)
Tangible common equity		$ 11.4	$ 13.0	$ 14.2	$ 14.7	$ 14.5	$ 14.3	$ 14.0	$ 13.6	$ 13.3	$ 13.5	$ 14.1	$ 14.1	$ 13.7
Core OID balance		(0.9)	(0.9)	(0.9)	(0.9)	(1.0)	(1.0)	(1.0)	(1.0)	(1.1)	(1.1)	(1.1)	(1.1)	(1.1)
Net deferred tax asset ("DTA")		(0.8)	(0.4)	(0.6)	(0.9)	(0.6)	(0.1)	(0.1)	(0.1)	(0.2)	(0.1)	(0.0)	(0.1)	(0.1)
Normalized common equity	[b]	$ 9.8	$ 11.7	$ 12.7	$ 12.9	$ 13.0	$ 13.1	$ 12.9	$ 12.4	$ 12.0	$ 12.3	$ 13.0	$ 12.9	$ 12.5
Core Return on Tangible Common Equity	[a] / [b]	23.2%	23.6%	22.1%	24.2%	26.7%	24.1%	18.7%	15.2%	7.6%	-5.4%	11.2%	12.3%	12.4%

Core return on tangible common equity (Core ROTCE) *is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally's Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share.*

(1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods.

(2) In the denominator, GAAP shareholder's equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.

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Supplemental

2Q 2022 Preliminary Results

GAAP to Core Results: Adjusted Efficiency Ratio

Adjusted Efficiency Ratio		QUARTERLY TREND				
		2Q 22	1Q 22	4Q 21	3Q 21	2Q 21
Numerator ($ millions)						
GAAP noninterest expense		$ 1,138	$ 1,122	$ 1,090	$ 1,002	$ 1,075
Rep and warrant expense		-	-	-	-	-
Insurance expense		(300)	(274)	(263)	(273)	(272)
Repositioning items		-	-	-	-	-
Adjusted noninterest expense for efficiency ratio	[a]	$ 838	$ 848	$ 827	$ 729	$ 803
Denominator ($ millions)						
Total net revenue		$ 2,076	$ 2,135	$ 2,199	$ 1,985	$ 2,085
Core OID		10	10	9	9	9
Repositioning items		-	-	9	52	70
Insurance revenue		(178)	(287)	(354)	(297)	(359)
Adjusted net revenue for the efficiency ratio	[b]	$ 1,908	$ 1,858	$ 1,864	$ 1,749	$ 1,805
Adjusted Efficiency Ratio	[a] / [b]	43.9%	45.6%	44.4%	41.7%	44.5%

Adjusted efficiency ratio *is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers.*

(1) *In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods.*

(2) *In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue.* *See page 19 for the combined ratio for the Insurance segment* *which management uses as a primary measure of underwriting profitability for the Insurance segment.*

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Supplemental

2Q 2022 Preliminary Results

Non-GAAP Reconciliation: Core Income

($ millions)	2Q 22					1Q 22					2Q 21				
	GAAP	Core OID	Change in fair value of equity securities	Repositioning	Non-GAAP [1]	GAAP	Core OID	Change in fair value of equity securities	Repositioning	Non-GAAP [1]	GAAP	Core OID	Change in fair value of equity securities	Repositioning	Non-GAAP [1]
Consolidated Ally															
Net financing revenue	$ 1,764	$ 10	$ -	$ -	1,774	$ 1,693	$ 10	$ -	$ -	1,703	$ 1,547	$ 9	$ -	$ -	1,556
Total other revenue	312	-	136	-	448	442	-	66	-	508	538	-	(19)	70	588
Provision for credit losses	304	-	-	-	304	167	-	-	-	167	(32)	-	-	-	(32)
Noninterest expense	1,138	-	-	-	1,138	1,122	-	-	-	1,122	1,075	-	-	-	1,075
Pre-tax income	**$ 634**	**$ 10**	**$ 136**	**$ -**	**$ 780**	**$ 846**	**$ 10**	**$ 66**	**$ -**	**$ 921**	**$ 1,042**	**$ 9**	**$ (19)**	**$ 70**	**$ 1,102**
Corporate / Other															
Net financing revenue	$ 310	$ 10	$ -	$ -	$ 320	$ 245	$ 10	$ -	$ -	$ 255	$ 99	$ 9	$ -	$ -	$ 108
Total other revenue	59	-	0	-	59	66	-	0	-	66	78	-	(1)	(70)	8
Provision for credit losses	68	-	-	-	68	57	-	-	-	57	4	-	-	-	4
Noninterest expense	211	-	-	-	211	221	-	-	-	221	230	-	-	-	230
Pre-tax income	**$ 90**	**$ 10**	**$ 0**	**$ -**	**$ 101**	**$ 33**	**$ 10**	**$ 0**	**$ -**	**$ 43**	**$ (57)**	**$ 9**	**$ (1)**	**$ (70)**	**$ (118)**
Insurance															
Premiums, service revenue earned and other	$ 285	$ -	$ -	$ -	$ 285	$ 284	$ -	$ -	$ -	$ 284	$ 283	$ -	$ -	$ -	$ 283
Losses and loss adjustment expenses	89	-	-	-	89	58	-	-	-	58	74	-	-	-	74
Acquisition and underwriting expenses	211	-	-	-	211	216	-	-	-	216	198	-	-	-	198
Investment income and other	(107)	-	136	-	29	3	-	61	-	64	76	-	(20)	-	56
Pre-tax income	**$ (122)**	**$ -**	**$ 136**	**$ -**	**$ 14**	**$ 13**	**$ -**	**$ 61**	**$ -**	**$ 74**	**$ 87**	**$ -**	**$ (20)**	**$ -**	**$ 67**
Corporate Finance															
Net financing revenue	$ 77	$ -	$ -	$ -	$ 77	$ 83	$ -	$ -	$ -	$ 83	$ 77	$ -	$ -	$ -	$ 77
Total other revenue	19	-	(0)	-	19	24	-	4	-	28	33	-	1	-	34
Provision for credit losses	8	-	-	-	8	6	-	-	-	6	(13)	-	-	-	(13)
Noninterest expense	28	-	-	-	28	37	-	-	-	37	28	-	-	-	28
Pre-tax income	**$ 60**	**$ -**	**$ (0)**	**$ -**	**$ 60**	**$ 64**	**$ -**	**$ 4**	**$ -**	**$ 68**	**$ 95**	**$ -**	**$ 1**	**$ -**	**$ 96**

(1) Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income. See pages 29 and 30 for definitions.

Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity.

ally do it right. | 38

2Q 2022 Preliminary Results Supplemental Non-GAAP Reconciliations Net Financing Revenue (ex. Core OID) QUARTERLY TREND ($ millions) 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 GAAP Net Financing Revenue [x] $ 1,764 $ 1,693 $ 1,654 $ 1,594 $ 1,547 $ 1,372 $ 1,303 $ 1 ,200 $ 1,054 $ 1,146 $ 1 ,156 $ 1,188 $ 1,157 Core OID 10 10 9 9 9 10 9 9 9 8 8 7 7 Net Financing Revenue (ex. Core OID) [a] $ 1,774 $ 1,703 $ 1,663 $ 1,603 $ 1,556 $ 1 ,382 $ 1,312 $ 1,209 $ 1,063 $ 1,154 $ 1 ,164 $ 1 ,195 $ 1,164 Adjusted Other Revenue QUARTERLY TREND ($ millions) 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 GAAP Other Revenue [y] $ 312 $ 442 $ 545 $ 391 $ 538 $ 565 $ 678 $ 484 $ 555 $ 266 $ 487 $ 413 $ 395 Accelerated OID & repositioning items - - 9 52 70 - - - - - - - - Change in fair value of equity securities 136 66 (21) 65 (19) (17) (111) (13) (90) 185 (29) 11 (2) Adjusted Other Revenue [b] $ 448 $ 508 $ 533 $ 507 $ 588 $ 548 $ 567 $ 471 $ 465 $ 451 $ 458 $ 424 $ 393 Adjusted NIE (ex. Repositioning) QUARTERLY TREND ($ millions) 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 GAAP Noninterest Expense [z] $ 1,138 $ 1,122 $ 1,090 $ 1,002 $ 1,075 $ 943 $ 1 ,023 $ 905 $ 985 $ 920 $ 880 $ 838 $ 881 Repositioning - - - - - - - - 50 - - - - Adjusted NIE (ex. Repositioning) [c] $ 1,138 $ 1,122 $ 1,090 $ 1,002 $ 1,075 $ 943 $ 1,023 $ 905 $ 935 $ 920 $ 880 $ 838 $ 881 Core Pre-Provision Net Revenue QUARTERLY TREND ($ millions) 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 Pre-Provision Net Revenue [x]+[y]-[z] 938 1 ,013 1 ,109 983 1,010 994 958 779 624 492 763 763 671 Core Pre-Provision Net Revenue [a]+[b]-[c] $ 1,084 $ 1,088 $ 1,107 $ 1,108 $ 1,070 $ 987 $ 856 $ 775 $ 593 $ 686 $ 742 $ 782 $ 676 Adjusted Total Net Revenue ($ millions) Adjusted Total Net Revenue [a]+[b] $ 2,222 $ 2,210 $ 2,197 $ 2,110 $ 2,145 $ 1,930 $ 1,879 $ 1,680 $ 1,528 $ 1,606 $ 1 ,622 $ 1 ,620 $ 1 ,557 Original issue discount amortization expense QUARTERLY TREND ($ millions) 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 (1) Core original issue discount (Core OID) amortization expense $ 10 $ 10 $ 9 $ 9 $ 9 $ 10 $ 9 $ 9 $ 9 $ 8 $ 8 $ 7 $ 7 Other OID 2 3 3 3 3 3 3 3 4 3 3 3 3 GAAP original issue discount amortization expense $ 13 $ 13 $ 12 $ 12 $ 12 $ 12 $ 13 $ 12 $ 12 $ 11 $ 11 $ 11 $ 10 Outstanding original issue discount balance QUARTERLY TREND ($ millions) 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 Core outstanding original issue discount balance (Core OID balance) $ (863) $ (873) $ (883) $ (900) $ (952) $ (1,018) $ (1,027) $ (1,037) $ (1,046) $ (1,055) $ (1,063) $ (1,071) $ (1,078) Other outstanding OID balance (39) (37) (40) (29) (32) (34) (37) (48) (46) (34) (37) (40) (44) GAAP outstanding original issue discount balance $ (901) $ (911) $ (923) $ (929) $ (983) $ (1,052) $ (1,064) $ (1,084) $ (1,092) $ (1,089) $ (1,100) $ (1,111) $ (1,122) Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Core pre-provision net revenue (Core PPNR) is a non-GAAP financial measure calculated by adjusting Core pre-tax income to add back provision for credit losses. Management believes that Core PPNR is a helpful financial metric because it enables the reader to assess the core business' ability to generate earnings to cover credit losses. ‘Repositioning’ is primarily related to the extinguishment of high-cost legacy debt, strategic activities, and significant other one-time items. 39